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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 22, 2001 (except with respect to the matters discussed in Note 14, as to which the date is December 6, 2001) included in Sanmina-SCI Corporation's Annual Report on Form 10-K for the year ended September 29, 2001, and to all references to our Firm included in this registration statement.



                                             /s/ ARTHUR ANDERSEN LLP
San Jose, California
May 7, 2002